                            BROADWAY FINANCIAL CORPORATION
                PERFORMANCE EQUITY PROGRAM FOR OFFICERS AND EMPLOYEES


                                      ARTICLE I
                              ESTABLISHMENT OF THE PLAN

     1.01 Broadway Financial Corporation, a Delaware corporation (the "Holding Company") hereby establishes the Performance Equity Program ("Plan") upon the terms and conditions set forth herein.


                                      ARTICLE II
                                 PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to retain officers and employees of experience and ability by providing such persons with a proprietary interest the Holding Company as an additional incentive to perform in a superior manner and to promote the Company's growth and profitability in the future.


                                     ARTICLE III
                                     DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Whenever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     3.02 "Bank" means Broadway Federal Bank, f.s.b., which is a wholly-owned subsidiary of the Bank.

     3.03 "Base Grant" means a grant of Plan Shares under the Plan.

     3.04 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     3.05 "Board" means the Board of Directors of the Holding Company.

     3.06 "Change in Control" of the Bank or the Holding Company means an event of a nature that (i) would be required to be reported in response to Item 1 of a current report on Form 8-K, as in effect on the Effective Date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor Agency), as in effect on the Effective Date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); and, without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of liquidation or reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction is approved by the Board or the Board of Directors of the Holding Company or otherwise occurs in which the Bank or the Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

     3.07 "Committee" means the Committee of the Board administering this Plan, which shall be comprised of members of the Board of the Bank who are non-employee directors and "disinterested directors" as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") promulgated by the Securities and Exchange Commission.

     3.08 "Common Stock" means shares of the common stock, $.01 par value per share, of the Holding Company.

     3.09 "Conversion" means the conversion of the Bank from the mutual to the stock form of organization and the acquisition of the Bank by the Holding Company.

     3.10 "Disability" means disability as defined in the Bank's long term disability plan, or if not so defined, disability shall mean the permanent and total inability by reason of mental or physical infirmity, or both, of a Recipient to perform the work customarily assigned to him. If requested by the Board, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Recipient's lifetime.

     3.11 "Effective Date" means August 1, 1997.

     3.12 "Employee" means any person who is currently employed by the Holding Company or an Affiliate, including officers, but such term shall not include Outside Directors.

     3.13 "High Performance Allocation" means an allocation of Plan Shares to be granted upon achievement by the Holding Company of specified High Performance Goals as established by the Committee pursuant to Section 4.01(b) of this Plan.

     3.14 "High Performance Grant" means a grant of Plan Shares based upon achievement by the Holding Company of specified High Performance Goals as established by the Committee pursuant to Section 4.01(b) of this Plan.

     3.15 "Holding Company" means Broadway Financial Corporation.

     3.16 "OTS" means Office of Thrift Supervision.

     3.17 "Performance Allocation" means an allocation of Plan Shares to be granted upon achievement by the Holding Company of specified Performance Goals as established by the Committee in accordance with Section 4.01(b) of this Plan.

     3.18 "Performance Grant" means a grant of Plan Shares based upon achievement by the Holding Company of specified Performance Goals as established by the Committee in accordance with Section 4.01(b) of this Plan.

     3.19 "Plan Share Allocation" means the allocation of Plan Shares under the Plan to be granted subject to the achievement of Performance Goals or High Performance Goals.

     3.20 "Plan Share Grant" means a right to vest in Plan Shares under the Plan.

     3.21 "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

     3.22 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

     3.23 "Recipient" means an Employee who receives a Plan Share Grant or Plan Share Allocation under the Plan.

     3.24 "Retirement" means retirement at the normal or early retirement date as set forth in any tax qualified or non-tax qualified retirement or pension plan of the Bank Holding Company or an Affiliate.

     3.25 "Trust" means a trust established by the Board in connection with this Plan to hold Plan assets for the purpose set forth herein.

     3.26 "Trustee" means that person or persons and entity or entities approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to any of the Plan assets for the purposes set forth herein.

                                      ARTICLE IV
                              ADMINISTRATION OF THE PLAN

     4.01 ROLE OF THE COMMITTEE.

     (a) The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Grant or Plan Share Allocation hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall recommend to the Board one or more person(s) or entities to act as Trustee(s) in accordance with the provisions of this Plan and Trust and the terms of Article VIII hereof.

     (b) The Committee shall determine the Recipients under the Plan and the Base Grants, Performance Allocations and High Performance Allocations to be granted or allocated to Recipients. The Committee also shall establish the Performance Goals and High Performance Goals required to be met with respect to the granting of Performance Grants and High Performance Grants to Employees under the Plan. Such Performance Goals and High Performance Goals shall be financial goals of the Bank based upon the Holding Company's return on average assets as set forth in the Bank's annual Call Report and/or any other performance standard established by the Committee and approved by the Board.

     4.02 ROLE OF THE BOARD. The Trustee(s) for the Plan and the members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board shall have all of the powers allocated to it in this and other Sections of the Plan.

     4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee or any Trustee(s) shall be liable for any determination made in good faith with respect to the Plan, any Plan Shares, Plan Share Grants or Plan Share Allocations. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the

Plan, the Holding Company shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Holding Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


                                      ARTICLE V
                          CONTRIBUTIONS; PLAN SHARE RESERVE

     5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. At the Effective Date and thereafter as necessary, the Holding Company shall contribute to the Trust an amount sufficient to purchase 18,747 shares of Common Stock. No contributions by Employees shall be permitted.

     5.02 INVESTMENT OF TRUST ASSETS; CREATION OF PLAN SHARE RESERVE. The Trustee shall invest all of the Trust's assets exclusively in Common Stock except as otherwise provided below; provided, however, that the Trust shall not invest in more than 18,747 shares of Common Stock, which shall constitute the initial "Plan Share Reserve." The Trustee shall purchase such shares of Common Stock in accordance with applicable rules and regulations either in the open market or directly from authorized but unissued shares of the Common Stock from the Holding Company. Any earnings received with respect to Common Stock held in the Reserve shall be held in an interest bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Grant shall be held in an interest bearing account on behalf of the individual Recipient.

     5.03 EFFECT OF GRANTS, ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the grant of Plan Share Grants under Section 6.02, or the decision of the Committee to sell Plan Shares and return the proceeds to the Holding Company, the Plan Share Reserve shall be reduced by the number of Shares subject to the Plan Share Grants so granted or sold. Any Shares subject to a Plan Share Grant which may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned (added) to the Plan Share Reserve for future Plan Share Grants or Plan Share Allocations. In addition, any Shares allocated subject to the achievement of a Performance Goal or a High Performance Goal which are not granted due to failure of the Company to meet the Performance Goals or High Performance Goals, shall be retained in the Plan Share Reserve for future Plan Share Grants or Plan Share Allocations.

                                      ARTICLE VI
                         ELIGIBILITY; ALLOCATIONS AND GRANTS

     6.01 ELIGIBILITY. Employees of the Holding Company and its Affiliates are eligible to receive Plan Share Allocations and Plan Share Grants.

     6.02 ALLOCATIONS AND GRANTS.

     (a)  The Committee may determine which of the Employees referenced in
Section 6.01 above shall be granted Base Grants, the number of shares covered by each Base Grant and the manner in which Plan Shares shall be vested under each Base Grant. The Committee may also determine which of the Employees referenced in Section 6.01 above shall be allocated Performance Allocations and High Performance Allocations in addition to any Base Grants granted under this Plan.

     (b) Notwithstanding anything contained herein to the contrary, the number of Plan Shares covered by Plan Share Allocations and Plan Share Grants may not exceed the number of Shares in the Plan Share Reserve immediately prior to the grant of such Plan Share Allocations or Plan Share Grants; PROVIDED that in no event shall any Plan Share Allocations or Plan Share Grants be made which will violate the Company's Certificate of Incorporation or Bylaws or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason, or in the event that Plan Share Allocations are not granted, such shares shall remain in the Plan Share Reserve until used to satisfy subsequent Plan Share Allocations or Plan Share Grants or until the termination of the Plan. At that time any remaining Plan Shares shall be sold by the Trustee and the proceeds of such sale shall be returned to the Holding Company.

     6.03 FORM OF GRANT OR ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Allocation has been allocated or a Plan Share Grant has been granted, the Recipient shall be notified in writing of the grant or allocation. Such notice shall include the number of Plan Shares covered by the Plan Share Allocation or Plan Share Grant, the terms upon which the Plan Shares subject to the Plan Share Grant will vest, and/or the terms upon which the Plan Share Allocation will be allocated to the individual Recipient, subsequently granted and vest. Except as the committee may otherwise determine, the date on which the Committee so notifies the Recipient shall be considered the date of grant in this case of Plan Share Grants or the date of allocation in the case of Plan Share Allocations. The Committee shall maintain records as to all Plan Share Grants and Plan Share Allocations under the Plan.

     6.04 GRANTS AND ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary in Sections 6.01, no Employee shall have any right or entitlement to receive a Plan Share Grant or Plan Share Allocation hereunder, such Plan Share Grants and Plan Share Allocations being at the total discretion of the Committee, no shall the Employees as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board, may) direct the Trustee to sell all Common Stock in the Plan Share Reserve and return the proceeds from such sale to the Bank at any time. The Holding Company shall have the right of first refusal upon the sale of any Common Stock by the Trustee.


                                     ARTICLE VII
                VESTING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     7.01 VESTING OF PLAN SHARES; FORFEITURES.

     (a) GENERAL RULES. The Plan provides for the grant of Base Grants, Performance grants, and High Performance Grants.

          (i) BASE GRANTS. The Committee shall determine which of the Employees referenced in Section 6.01 above shall be granted Base Grants, the amount of such Base Grants and the timing of the vesting of such grants.

          (ii) PERFORMANCE GRANTS. [Commencing on the first anniversary of the effective date of this Plan,] Employees shall be eligible to receive Performance Grants under the Plan. Performance Grants shall only be granted upon attainment by the Holding Company of the Performance Goals established by the Committee in establishing Performance Allocations pursuant to Section 4.01(b) hereof.

          (iii) HIGH PERFORMANCE GRANTS. [Commencing on the first anniversary of the effective date of this Plan,] Employees shall also be eligible to receive High Performance grants. High Performance Grants shall only be granted upon attainment by the Holding Company of the High Performance goals established by the Committee in establishing High Performance Allocations pursuant to Section 4.01(b) hereof.

     (b) VESTING. Unless the Committee shall specifically provide to the contrary, Plan Shares subject to a Base Grant shall vest in equal installments over a five-year period commencing one year from the date of the grant of the Base Grant. With regard to Performance Grants and High Performance Grants, Plan Shares subject to Performance Grants or High Performance Grants shall vest in equal installments over a five-year period commencing one year from the date on which the applicable Performance Goals or High Performance Goals are attained. Notwithstanding the foregoing, the Committee may provide for a less or more rapid vesting rate than that set forth herein, and may accelerate the time at which a Grant vests in whole or in part. If the employment of a Recipient is terminated prior to the full vesting of a Grant for any reason (except as specifically provided in Subsections (c) and (d) below), the Recipient shall forfeit the right to any Shares subject to the Plan Share Grant which have not theretofore vested.

     In determining the number of Plan Shares which vest, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vest on the last anniversary in which the Plan Share Grant vests.

     (c) EXCEPTION FOR TERMINATIONS DUE TO DEATH, DISABILITY OR CHANGE IN CONTROL. Notwithstanding the general rule contained in Section 7.01(b) above, all Plan Shares subject to a Plan Share Grant held by a Recipient whose employment with the Holding Company or an Affiliate terminates due to death, Disability or, to the extent not prohibited by 12 C.F.R. Section 563b.3(g)(4), a Change in Control, shall vest as of the Recipient's last day of employment with the Holding Company or an Affiliate; Plan Shares subject to a Plan Share Allocation allocated to a Recipient whose employment with the Holding Company or an Affiliate terminates for any other reason shall not vest but shall remain in the Plan Share Reserve.

     (d) RETIREMENT. Notwithstanding the general rule contained in Section 7.01(b) above, all Plan Shares subject to a Plan Share Grant held by a Recipient whose employment with the Holding Company or an Affiliate terminates due to Retirement and who, as of the Recipient's last day of employment with the Holding Company or Affiliate, is performing services on behalf of the Holding Company, the Bank or an Affiliate as a consultant or a director shall not be forfeited and shall continue to be earned as provided by Section 7.01(b); PROVIDED, HOWEVER, that any unearned Plan Shares shall be forfeited upon such Recipient's termination of services as a consultant or director of the Holding Company or any Affiliate. Plan Shares earned pursuant to this subsection shall be otherwise subject to the provisions of this Plan.

     (c) REVOCATION FOR MISCONDUCT. Notwithstanding anything herein to the contrary, the Committee may be resolution immediately revoke, rescind and terminate any Plan Share Grant or Plan Share Allocation, or portion thereof, previously granted or allocated under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet vested, in the case of an Employee who is discharged from the Holding Company or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of employment or service to have engaged in conduct that would have justified termination for cause. "Cause" is defined as personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

     7.02 ACCRUAL OF DIVIDENDS. Whenever Plan Shares are distributed to a Recipient or Beneficiary under Section 7.03, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share distributed, an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Grant was granted and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends so paid out.

     7.03 DISTRIBUTION OF PLAN SHARES.

     (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have vested.

     (b) FORM OF DISTRIBUTION. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share vested. Payments representing accumulated dividends (and earnings thereon, if any) shall be made in cash or Common Stock.

     (c) WITHHOLDING. The Trustee may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Holding Company or Affiliate which employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary. If this Plan is qualified under 17 C.F.R. Section 240.16b-3 of the Exchange Act Rules, then any withholding shall comply with 17 C.F.R. Section 240.16b-3(e).

     7.04 VOTING OF PLAN SHARES. After a Plan Share Grant has been granted, the Recipient shall be entitled to direct the

Trustee as to the voting of the Plan Shares which are covered by the Plan Share Grant and which have not yet vested and been distributed to him pursuant to
Section 7.03, subject to rules and procedures adopted by the Committee for this purpose. Recipients of Plan Share Allocations shall not direct the voting of Plan Shares subject to Plan Share Allocations. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Plan Shares which have been granted and voted.


                                     ARTICLE VIII
                                    MISCELLANEOUS

     8.01 ADJUSTMENTS FOR CAPITAL CHANGES. In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the Committee shall adjust the aggregate number of Plan Shares available for issuance pursuant to the Plan and shall adjust the number of shares to which any Plan Share Grant or Plan Share Allocation relates to prevent dilution or enlargement of the rights granted to the Recipient under the Plan.

     8.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan and Trust; PROVIDED, that rights and obligations under any Plan Share Grant granted or Plan Share Allocation allocated before an amendment shall not be altered or impaired by such amendment without the written consent of the Recipient. If the Plan becomes qualified under 17 C.F.R. Section 16(b)-3 of the rules and regulations promulgated under the Exchange Act and an amendment would require shareholder approval to retain the Plan's qualification under such Rule 16(b)-3, then such amendments shall be presented to shareholders for ratification; PROVIDED, HOWEVER, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the Plan Share Grants granted thereunder. The power to amend or terminate shall include the power to direct the Trustee to return to the Holding Company all or any part of the assets of the Trust, including proceeds from the sale of shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Grants not yet vested to the Recipients to whom they are granted. However, the termination of the Trust shall not affect a Recipient's right to vest in Plan Share Grants and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant.

     8.03 NONTRANSFERABLE. Plan Share Grants and Plan Share Allocations shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be vested in and distributed to the Recipient who was notified in writing of the Plan Share Grant by the Committee pursuant to Section 6.03.

     8.04 EMPLOYMENT RIGHTS. Neither the Plan nor any grant of a Plan Share Grant or allocation of a Plan Share Allocation hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Holding Company or an Affiliate.

     8.05 VOTING AND DIVIDEND RIGHTS. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Grant or Plan Share Allocation, except as expressly provided in Sections 7.02 and 7.04 above, prior to the time said Plan Shares are actually distributed to him or her.

     8.06 GOVERNING LAW. The Plan and Trust shall be governed by the internal laws of the State of California.

     8.07 [Reserved.]

     8.08 TERM OF PLAN.  This Plan shall remain in effect until the earlier of
(1) 21 years from the Effective Date, (2) termination by the Board, or (3) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Grants previously granted, and such Plan Share Grants shall remain valid and in effect until they have been vested and distributed, or by their terms expire or are forfeited.

     8.09 COMPLIANCE WITH SECTION 16.  If this Plan is qualified under 17 C.F.R.
Section 240.16b-3 of the Exchange Act Rules, with respect to persons subject to
Section 16 of the Exchange Act, and unless hereafter otherwise determined by the Committee, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.
To the extent any provision of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law.